THE BANK OF NEW YORK
NEW YORK'S FIRST BANK
FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

	RE:American Depositary Shares
evidenced by the American
Depositary Receipts for Ordinary
Shares, nominal value of 3 Rubles
each of JSC Scientific Production
Corporation IRKUT (File No. 333
120961)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under
the Securities Act of 1933, as
amended, on behalf of The Bank of
New York, as Depositary for
securities against which American
Depositary Receipts (ADRs) are to
be issued, we attach a copy of the
new prospectus (Prospectus)
reflecting a name change for JSC
Scientific Production Corporation
IRKUT (the Company).As required by
Rule 424(e), the upper right hand
corner of the Prospectus cover page
has a reference to Rule 424(b)(3)
and to the file number of the
registration statement to which the
Prospectus relates. Pursuant to
Section III B of the General
Instructions to the Form F-6
Registration Statement, the
Prospectus consists of the ADR
certificate for JSC Scientific
Production Corporation IRKUT.
The Prospectus has been revised to
reflect the new name and has been
overstamped with: Effective
December 1, 2005, the Company has
changed its name from JSC
Scientific Production Corporation
IRKUT to Irkut Corporation.
Please contact me with any
questions or comments at (954) 255-
5137.
By: /s/ SAMMY PEERMAL
Name: Sammy Peermal
Title: Vice President
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